EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this registration statement on Fom F-1 (File No. 333-134459) of our report dated May 7, 2008, on our audit of the financial statements of China TopReach Inc. (Formerly known as ChinaGrowth South Acquisition Corporation) (A Development Stage Company) as of December 31, 2007 and 2006 and for the period from May 3, 2006 (date of inception) through December 31, 2007.  We also consent to the reference to our Firm under the caption “Experts.”

J.H. Cohn LLP New York, New York March 30, 2010